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                                                                     EXHIBIT 5.1

                          [FORM OF EMTH LEGAL OPINION]




                              _____________, 1998



Board of Directors
ICARUS International, Inc.
600 Jefferson Plaza
Fifth Floor
Rockville, Maryland 20852

Gentlemen:

         We have acted as special counsel to ICARUS International, Inc. (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission ("SEC") of a Registration Statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering by the Company of 2,300,000 shares (including 300,000 shares subject to an over-allotment option) of common stock, par value $0.01 per share (the "Common Stock"), of the Company, pursuant to the underwriting agreement dated __________, 1998 (the "Underwriting Agreement"), by and among Hoak, Breedlove, Wesneski & Co., Dallas, Texas, and Laidlaw Global Securities, Inc., New York, New York, as representatives of the several underwriters, and the Company. Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, including the Underwriting Agreement, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.
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ICARUS International, Inc.
___________, 1998
Page 2

         In such examination, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers of the Company, and we have also relied upon the representations and warranties of the Company contained in the Underwriting Agreement and have relied upon the accuracy and completeness thereof without independent verification.

         Based on the foregoing, and subject to the qualifications stated herein, as of the date hereof, we are of the opinion that:

         The 2,300,000 shares of Common Stock of the Company to be registered for sale by the Company under the Registration Statement have been duly authorized, and, when issued and sold as contemplated in the Registration Statement and the Underwriting Agreement upon receipt of the required consideration therefor, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.


                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                        By:
                                                 -----------------------------
                                                 Jeffrey A. Koeppel, a Partner